As filed with the Securities and Exchange Commission on August 14, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Phio Pharmaceuticals Corp.

(Exact name of registrant as specified in its charter)

Delaware	45-3215903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

411 Swedeland Road, Suite 23-1080

King of Prussia, PA

(508) 767-3861

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert J. Bitterman

President & CEO

Phio Pharmaceuticals Corp.

411 Swedeland Road, Suite 23-1080

King of Prussia, PA

(508) 767-3861

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven J. Abrams, Esq. Hogan Lovells US LLP 1735 Market Street, Suite 2300 Philadelphia, Pennsylvania 19103 (267) 675-4600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 14, 2025

PRELIMINARY PROSPECTUS

Up to 1,928,337 Shares of Common Stock

Pursuant to this prospectus, the selling stockholders identified herein (the “Selling Stockholders”) are offering on a resale basis an aggregate of up to 1,928,337 shares of common stock of Phio Pharmaceuticals Corp. (the “Company,” “we,” “us” or “our”), par value $0.0001 per share (the “Common Stock) consisting of up to (a) 318,596 shares of Common Stock that are issuable upon exercise of warrants with a five year term (the “Series J Warrants”) purchased pursuant to inducement letter agreements with certain of the Selling Stockholders, dated July 25, 2025 (the “Inducement Letter Agreements”), (b) 1,538,596 shares of Common Stock that are issuable upon exercise of warrants with a twenty-four month term (the “Series K Warrants”) purchased pursuant to the Inducement Letter Agreements, and (c) 71,145 shares of Common Stock that are issuable upon the exercise of certain warrants (together with the Series J Warrants and the Series K Warrants, the “Warrants”) issued to our placement agent pursuant to an engagement letter as described herein.

We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock covered by this prospectus. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants, which, if exercised in cash with respect to the up to 1,928,337 shares of Common Stock offered hereby, would result in gross proceeds to us of approximately $4.8 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

The Selling Stockholders may sell or otherwise dispose of the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the shares of Common Stock covered by this prospectus in the section entitled “Plan of Distribution” on page 10. Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Common Stock covered by this prospectus will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares of Common Stock with the Securities and Exchange Commission (the “SEC”).

The Common Stock is listed on The Nasdaq Capital Market under the symbol “PHIO.” On August 12, 2025, the last reported sale price of the Common Stock on The Nasdaq Capital Market was $2.14 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2025

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the Selling Stockholders identified in this prospectus under the caption “Selling Stockholders,” from time to time, of up to an aggregate of 1,928,337 shares of Common Stock. We are not selling any shares of Common Stock under this prospectus, and we will not receive any proceeds from the sale of shares of Common Stock offered hereby by the Selling Stockholders, although we may receive cash from the exercise of the Warrants.

You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with any other information and we take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects.

We are not, and the Selling Stockholders are not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus in its entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section entitled “Where You Can Find More Information” below, including the registration statement and the other reports we file with the SEC.

In this prospectus, unless otherwise noted, (1) the term “Phio” refers to Phio Pharmaceuticals Corp. and our subsidiary, MirImmune, LLC and (2) the terms “Company,” “we,” “us” and “our” refer to the ongoing business operations of Phio and MirImmune, LLC, whether conducted through Phio or MirImmune, LLC.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “intends,” “believes,” “anticipates,” “indicates,” “plans,” “expects,” “suggests,” “may,” “would,” “should,” “potential,” “designed to,” “will,” “ongoing,” “estimate,” “forecast,” “target,” “predict,” “could,” and similar references, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance. These statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Risks that could cause actual results to vary from expected results expressed in our forward-looking statements include, but are not limited to:

•	we are dependent on the success of our INTASYL™ technology, and our product candidates based on this technology, which is unproven and may never lead to approved and marketable products;
•	our product candidates are in an early stage of development and we may fail, experience significant delays, never advance in clinical development or not be successful in our efforts to identify or discover additional product candidates, which may materially and adversely impact our business;
•	disruptions at the FDA, including due to a reduction in the FDA’s workforce and/or inadequate funding for the FDA, could prevent the FDA from performing normal functions on which our business relies, which could negatively impact our business;
•	if we experience delays or difficulties in identifying and enrolling subjects in clinical trials, it may lead to delays in generating clinical data and the receipt of necessary regulatory approvals;
•	topline data may not accurately reflect or may materially differ from the complete results of a clinical trial;
•	we rely upon third parties for the manufacture of the clinical supply for our product candidates;
•	our business and operations would suffer in the event of computer system failures, cyberattacks or a deficiency in our cybersecurity;
•	we are dependent on the patents we own and the technologies we license, and if we fail to maintain our patents or lose the right to license such technologies, our ability to develop new products would be harmed;
•	we will require substantial additional funds to complete our research and development activities;
•	future financing may be obtained through, and future development efforts may be paid for by, the issuance of debt or equity, which may have an adverse effect on our stockholders or may otherwise adversely affect our business;
•	disruptions at the FDA, including due to a reduction in the FDA’s workforce and/or inadequate funding for the FDA;
•	changes in U.S. and international trade policies may adversely impact our business and operating results;
•	we may not be able to remain compliant with the continued listing requirements of The Nasdaq Capital Market; and
•	the price of the Common Stock has been and may continue to be volatile.

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as revised or supplemented by our Quarterly Reports on Form 10-Q and other documents we file with the SEC, describe material risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock.

Company Overview

Phio Pharmaceuticals Corp. (“Phio”, “we”, “our”, or the “Company”) is a clinical stage biopharmaceutical company whose proprietary INTASYL® self-delivering small interfering RNAi(siRNA) technology is designed to make immune cells more effective in killing tumor cells. The Company is developing therapeutics that are designed to leverage INTASYL to precisely target specific proteins that reduce the body’s ability to fight cancer, without the need for specialized formulations or drug delivery systems. The Company is committed to discovering and developing innovative cancer treatments for patients by creating new pathways toward a cancer-free future.

For more information about our company, please refer to other documents that we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation By Reference.”

PH-762

PH-762 is an INTASYL compound designed to reduce the expression of cell death protein 1 (“PD-1”). PD-1 is a protein that inhibits T cells’ ability to kill cancer cells and is a clinically validated target in immunotherapy. Decreasing the expression of PD-1 can thereby increase the capacity of T cells, which protect the body from cancer cells and infections, to kill cancer cells.

Our preclinical studies have demonstrated that direct-to-tumor application of PH-762 resulted in potent anti-tumoral effects and have shown that direct-to-tumor treatment with PH-762 inhibits tumor growth in a dose dependent fashion in PD-1 responsive and refractory models. Importantly, direct-to-tumor administration of PH-762 resulted in activity against distant untreated tumors, indicative of a systemic anti-tumor response. We believe these data further support the potential for PH-762 to provide a strong local immune response without the dose immune-related adverse effects seen with systemic antibody therapy.

PH-762 is currently being evaluated in a U.S. multi-center Phase 1b dose-escalating clinical trial through the intratumoral injection of PH-762 for the treatment of patients with cutaneous squamous cell carcinoma, melanoma and Merkel cell carcinoma. The trial (NCT 06014086) is designed to evaluate the safety and tolerability of neoadjuvant use of intratumorally injected PH-762, assess the tumor response, and determine the dose or dose range for continued study of PH-762 and is expected to enroll up to 30 patients. In November 2023, we announced the dosing of the first patient under a previously cleared Investigational New Drug (“IND”) application by the U.S. Food and Drug Administration. A Safety Monitoring Committee (SMC) reviewed data from the first, second, third and fourth dose cohorts treated with PH-762 and, in each case, recommended escalation to the next dose concentration. To date, a total of 15 patients with cutaneous carcinomas have been treated in Cohorts 1, 2, 3 and 4. These cohorts included 13 patients with cutaneous squamous cell carcinoma (cSCC), one patient with metastatic melanoma and one patient with metastatic Merkel cell carcinoma. At Day 36 (planned tumor excision), of the 13 patients with cSCC, five patients had a pathologic complete response (100% tumor clearance). One patient had a near complete response (>90% clearance) and one patient had a partial response (>50% clearance). The other six cSCC patients and one metastatic melanoma patient had a pathologic non-response (< 50% clearance). The Merkel cell patient had a partial response (> 50% clearance). Patients with pathologic complete response (100% tumor clearance) may have visual signs of residual scar or subdermal inflammation prior to resection. No patients, however, exhibited clinical progression of disease. To date, there were no dose-limiting toxicities or clinically relevant treatment-emergent adverse effects in the patients receiving intratumoral PH-762 in this trial. Moreover, PH-762 has been well tolerated in all enrolled patients in each escalating dose cohort. On June 25, 2025, we announced that the SMC recommended dose escalation to the fifth cohort in our Phase 1b clinical trial. The fifth cohort is currently enrolling patients, and we expect to complete enrollment in the trial in the third quarter of 2025.

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Due to INTASYL’s ease of administration, we have shown that our compounds can easily be incorporated into current Adoptive Cell Therapy (ACT) manufacturing processes. In ACT, T cells are usually taken from a patient's own blood or tumor tissue, grown in large numbers in a laboratory, and then given back to the patient to help the immune system fight cancer. By treating T cells with our INTASYL compounds while they are being grown in the laboratory, we believe our INTASYL compounds can improve these immune cells to make them more effective in killing cancer. Preclinical data generated in collaboration with AgonOx, Inc. (“AgonOx”), a private company developing a pipeline of novel immunotherapy drugs targeting key regulators of the immune response to cancer, demonstrated that treating AgonOx’s “double positive” tumor infiltrating lymphocytes (“DP TIL”) with PH-762 increased their tumor killing activity by two-fold.

In February 2021, we entered into a clinical co-development collaboration agreement (the “Clinical Co-Development Agreement”) with AgonOx to develop a T cell-based therapy using PH-762 and AgonOx’s DP TIL. Under the Clinical Co-Development Agreement, we had agreed to reimburse AgonOx up to $4 million in expenses incurred to conduct a Phase 1 clinical trial of PH-762 treated DP TIL in patients with advanced melanoma and other advanced solid tumors. We were also eligible to receive certain future development milestones and low single-digit sales-based royalty payments from AgonOx’s licensing of its DP TIL technology.

In May 2024, we terminated the Clinical Co-Development Agreement with AgonOx, effective immediately. Effective as of the date of termination, the Clinical Co-Development Agreement and our and AgonOx’s continuing obligations thereunder were terminated in their entirety. We are no longer required to provide financial support for the development costs incurred in the Clinical Co-Development Agreement and we are no longer entitled to future development milestones or royalty payments from AgonOx’s licensing of its DP TIL technology. We paid to AgonOx all payment obligations that accrued prior to the termination of the Clinical Co-Development Agreement. Pursuant to the terms of the Clinical Co-Development Agreement, each of the Company and AgonOx were responsible for its own costs and expenses incurred in connection with the wind-down of the Phase 1 clinical trial. We made the remaining payment of $34,320, which primarily related to accrued obligations for patient fees and other miscellaneous costs as of the date of termination to AgonOx on March 21, 2025. This settled all future obligations to AgonOx.

Prior to the termination of the Clinical Co-Development Agreement with AgonOx, PH-762 treated DP TIL were being evaluated in a Phase 1 clinical trial in the U.S. with up to 18 patients with advanced melanoma and other advanced solid tumors by AgonOx. The primary trial objectives were to evaluate the safety and to study the potential for enhanced therapeutic benefit from the administration of PH-762 treated DP TIL. AgonOx had enrolled three patients. The first two patients were treated with DP TIL only and a third patient was treated with a combination of DP TIL and PH-762. Clinical results for the single patient who received a combination of DP TIL and PH-762 showed tumor size reductions of 65%, 100% and 81%, respectively, in three melanoma lesions.

PH-894

PH-894 is an INTASYL compound that is designed to silence BRD4, a protein that controls gene expression in both T cells and tumor cells, thereby affecting the immune system as well as the tumor. Intracellular and/or commonly considered “undruggable” targets, such as BRD4, represent a challenge for small molecule and antibody therapies. Therefore, what sets this compound apart is its dual mechanism: PH-894 suppression of BRD4 in T cells results in T cell activation, and suppression of BRD4 in tumor cells results in tumors becoming more sensitive to being killed by T cells.

Preclinical studies conducted have demonstrated that PH-894 resulted in a strong, concentration dependent and durable silencing of BRD4 in T cells and in various cancer cells. Similar to PH-762, preclinical studies have also shown that direct-to-tumor application of PH-894 resulted in potent and statistically significant anti-tumoral effects against distant untreated tumors, indicative of a systemic anti-tumor response. These preclinical data indicate that PH-894 can reprogram T cells and other cells in the tumor microenvironment to provide enhanced immunotherapeutic activity. We have completed the IND-enabling studies and are in the process of finalizing the study reports required for an IND submission with PH-894. As a result of the reprioritization to advance our clinical trial with PH-762 in the U.S., we have elected to defer the IND submission for PH-894.

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July 2025 Offering

On July 25, 2025, we entered into inducement letter agreements (the “Inducement Letter Agreements”) with certain holders (the “Holders”) of certain of our existing warrants to purchase an aggregate of 928,596 shares of Common Stock, originally issued to the Holders in December 2024 and January 2025, having exercise prices between $2.00 and $3.00 per share (the “Existing Warrants”).

Pursuant to the Inducement Letter Agreements, the Holders agreed to exercise for cash (i) Existing Warrants to purchase 100,000 shares of Common Stock at the existing price of $2.00 per share, and (ii) Existing Warrants to purchase 828,596 shares of Common Stock at a reduced exercise price of $2.485 per share.

In consideration for the immediate exercise of such warrants for cash and the payment of additional $0.125 per New Warrant (as defined below), or an aggregate of $232,149 for all New Warrants, we agreed to issue to the Holders new unregistered Series J Warrants (the “Series J Warrants”) to purchase an aggregate of up to 318,596 shares of Common Stock and new unregistered Series K Warrants (the “Series K Warrants” and, together with the Series J Warrants, the “New Warrants”) to purchase an aggregate of up to 1,538,596 shares of Common Stock (collectively, the “New Warrant Shares”). The Series J Warrants have an exercise price of $2.485 per share, are exercisable immediately upon issuance and have a term equal to five years from the effective date of this Registration Statement. The Series K Warrants have an exercise price of $2.485 per share, are exercisable immediately upon issuance and have a term equal to twenty-four months from the effective date of this Registration Statement.

The gross proceeds to the Company from the exercise of the warrants are expected to be approximately $2.5 million, prior to deducting placement agent fees and offering expenses. The closing of the offering occurred on July 28, 2025.

Pursuant to an engagement letter, dated as of June 27, 2024 (as amended, the “Engagement Letter”) between us and H.C. Wainwright & Co., LLC (the “Placement Agent”), we agreed to pay the Placement Agent (i) a total cash fee equal to 7.5% of the gross proceeds from the exercise of the Existing Warrants and, to the extent any New Warrants are exercised for cash, upon such exercise, and (ii) a management fee equal to 1.0% of the aggregate gross proceeds from the exercise of the Existing Warrants and, to the extent any New Warrants are exercised for cash, upon such exercise. We also agreed to pay the Placement Agent $50,000 for non-accountable expenses and $15,950 for clearing fees. Additionally, in connection with the above-mentioned offering, we issued to Wainwright warrants to purchase up to an aggregate of 69,645 shares of Common Stock, equal to 7.5% of the aggregate number of Existing Warrants exercised in the offering (the “July 2025 Placement Agent Warrants”) and, to the extent any New Warrants are exercised for cash in the future, further warrants to purchase shares of Common Stock equal to the 7.5% of the aggregate number of New Warrants so exercised. 7,500 of the July 2025 Placement Agent Warrants issued have an exercise price of $2.8125 per share and a term of five years from the effective date of this Registration Statement, 16,395 of the July 2025 Placement Agent Warrants issued have an exercise price of $3.4188 per share and a term of five years from the effective date of this Registration Statement, and 45,750 of the July 2025 Placement Agent Warrants issued have an exercise price of $3.4188 per share and a term of twenty-four months from the effective date of this Registration Statement. Separately, in connection with the exercise of certain existing warrants for cash by the holders thereof, we also issued to the Placement Agent warrants to purchase up to an aggregate of 1,500 shares of Common Stock resulting from rights granted to the Placement Agent pursuant to the Engagement Letter (the “Additional Placement Agent Warrants” and, together with the July 2025 Placement Agent Warrants, the Series J Warrants and the Series K Warrants, the “Warrants”). The Additional Placement Agent Warrants have an exercise price of $2.50 per share and are exercisable until April 15, 2030.

Corporate Information

The Company was incorporated in the state of Delaware in 2011 as RXi Pharmaceuticals Corporation. On November 19, 2018, we changed our name to Phio Pharmaceuticals Corp., to reflect our transition from a platform company to one that is fully committed to developing groundbreaking immuno-oncology therapeutics. Our principal mailing address is 411 Swedeland Road, Suite 23-1080, King of Prussia, Pennsylvania 19406, and our telephone number is (508) 929-3640.

Our website address is http://www.phiopharma.com. Our website and the information contained on that site, or connected to that site, is not part of or incorporated by reference into this prospectus.

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THE OFFERING

Shares of common stock offered by the selling stockholders:	Up to 1,928,337 shares of Common Stock.

Shares of common stock outstanding before this offering:	4,798,154 shares of Common Stock as of June 30, 2025.

Shares of common stock outstanding after completion of this offering	7,655,087[1] shares of Common Stock.

Use of proceeds:	We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders, except for the Warrant exercise price paid for the Common Stock offered hereby and issuable upon the exercise of the Warrants. See “Use of Proceeds” on page 7 of this prospectus.

Risk factors:	You should read the “Risk Factors” section on page 7 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our securities.

Nasdaq Capital Market symbol:	The Common Stock is listed on The Nasdaq Capital Market under the symbol “PHIO.” We do not intend to apply for listing of the Warrants on any securities exchange or nationally recognized trading system.

1 The number of shares of Common Stock to be outstanding after this offering is based on 4,798,154 shares of Common Stock outstanding as of June 30, 2025, plus 928,596 shares of Common Stock issued from the exercise of the Existing Warrants pursuant to the Inducement Letter Agreements. Unless specifically stated otherwise, the information in this prospectus is as of June 30, 2025, and excludes:

•	1,124 shares of Common Stock issuable upon the exercise of stock options outstanding as of June 30, 2025, having a weighted average exercise price of $806.90 per share;

•	71,000 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of June 30, 2025;

•	6,601,118 shares of Common Stock issuable upon the exercise of warrants (exclusive of the Existing Warrants) outstanding as of June 30, 2025, having a weighted average exercise price of $5.00 per share; and

•	891 shares of Common Stock reserved for future issuance under our 2020 Long-Term Incentive Plan as of June 30, 2025.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks, uncertainties and assumptions contained in this prospectus and discussed under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q and other documents that we file with the SEC, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Our business, financial condition, results of operations and future growth prospects could be materially and adversely affected by any of these risks. In these circumstances, the market price of the Common Stock could decline, and you may lose all or part of your investment.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. The shares offered hereby are issuable upon the exercise of the Warrants. Upon exercise of the Warrants for cash, we will receive the applicable cash exercise price paid by the holders of the Warrants of approximately $6.2 million (assuming the full exercise of the Warrants).

We intend to use any net proceeds received by us from the cash exercise of the Warrants to fund the development of our product candidates, other research and development activities and for general working capital needs. We may also use a portion of any net proceeds received by us from the cash exercise of the Warrants to acquire or invest in complementary businesses, products and technologies or to fund the development of any such complementary businesses, products or technologies. We currently have no plans for any such acquisitions.

SELLING STOCKHOLDERS

The Common Stock being offered by the Selling Stockholders consists of shares of Common Stock issuable to the Selling Stockholders upon exercise of the Warrants. For additional information regarding the issuances of the Warrants, see “July 2025 Offering” in the Prospectus Summary section above. We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for (a) the ownership of the Warrants and other equity sold by us to the Selling Stockholders and (b) with respect to the Warrants issued as compensation to the Placement Agent, who has acted as our Placement Agent in a number of past offerings, or its designees, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below is based on information supplied to us by the Selling Stockholders, and lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder, based on its ownership of the Warrants, as of August 12, 2025, assuming exercise of the Warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of Common Stock being offered under this prospectus by the Selling Stockholders.

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In accordance with the terms of the Inducement Letter Agreements with the Selling Stockholders, this prospectus generally covers the resale of the maximum number of shares of Common Stock issuable upon exercise of the related Warrants issued in connection with the Inducement Letter Agreements, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus. The percentage of beneficial ownership after this offering is based on 5,726,750 shares of Common Stock outstanding as of August 12, 2025.

Under the terms of the Warrants, a Selling Stockholder may not exercise such Selling Stockholder’s Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding shares of Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution” below for further information.

	Beneficial Ownership Prior to This Offering	Shares of Common Stock to be Sold in This Offering(2)	Beneficial Ownership After This Offering
Selling Stockholder	Number of Shares Owned(1)		Number of Shares Owned	Percentage of Outstanding Shares
Intracoastal Capital, LLC(3)	1,479,874	908,596	571,278	9.99%
Orca Capital AG(4)	1,793,932	948,596	845,336	14.76%
Michael Vasinkevich(5)	246,286	45,620	200,666	3.50%
Noam Rubinstein(5)	133,864	22,411	111,453	1.94%
Craig Schwabe(5)	12,964	2,402	10,562	*
Charles Worthman(5)	3,843	712	3,131	*

* Represents beneficial ownership of less than one percent.

(1)	The ability to exercise the Warrants held by the Selling Stockholders is subject to a beneficial ownership limitation that, at the time of initial issuance of the Warrants, was capped at either 4.99% or 9.99% beneficial ownership of our issued and outstanding shares of Common Stock (post-exercise). These beneficial ownership limitations may be adjusted up or down, subject to providing at least 61 days’ advanced notice to us. Beneficial ownership as reflected in the selling stockholder table reflects the total number of shares potentially issuable underlying the Warrants and does not give effect to these beneficial ownership limitations. Accordingly, actual beneficial ownership, as calculated in accordance with Section 13(d) and Rule 13d-3 thereunder may be lower than as reflected in the table.

(2)	The actual number of shares of Common Stock offered hereby and included in the registration statement, of which this prospectus forms a part, includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of Common Stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to the Common Stock.

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(3)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal. The principal business address of Intracoastal is 245 Palm Trail, Delray Beach, FL 33483.

(4)	Roman Grodon, Thomas Koenig, and Beate Ruhle-Burkhardt have shared voting control and investment discretion over the securities reported herein that are held by Orca Capital AG (“Orca Capital”). As a result, each of Roman Grodon, Thomas Koenig, and Beate Ruhle-Burkhardt may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Orca Capital. The principal business address of Orca Capital is Sperl-Ring 2, 85276 Hettenshausen, Germany.

(5)	Each of these Selling Stockholders is affiliated with the Placement Agent, a registered broker dealer with a registered address of H.C. Wainwright & Co., LLC, 430 Park Ave, 3rd Floor, New York, NY 10022, and has sole voting and dispositive power over the securities held. The number of shares beneficially owned prior to this offering consist of shares of Common Stock issuable upon exercise of placement agent warrants, which were received as compensation. The Selling Stockholder acquired the placement agent warrants in the ordinary course of business and, at the time the placement agent warrants were acquired, the Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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We are required to pay certain fees and expenses incurred incident to the registration of the securities.

We have agreed to keep this prospectus effective until no Selling Stockholder owns any New Warrants or New Warrant Shares. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at www.phiopharma.com. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;
•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 15, 2025 and August 14, 2025, respectively;
•	our Current Reports on Form 8-K (other than the portions thereof that are furnished and not filed) as filed with the SEC on January 13, 2025, January 14, 2025, January 15, 2025, January 17, 2025, February 20, 2025, April 9, 2025, April 22, 2025, May 7, 2025, June 12, 2025, June 26, 2025, July 7, 2025, July 25, 2025 and July 30, 2025; and
•	the description of our Common Stock contained in our registration statement on Form 8-A12B filed with the SEC on February 7, 2014, as updated by the description of our Common Stock filed as Exhibit 4.16 to our Annual Report on Form 10-K for the year ended December 31, 2023, including any amendment or report filed for the purpose of updating such description.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of any or all of the reports or documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Phio Pharmaceuticals Corp., 411 Swedeland Road, Suite 23-1080, King of Prussia, Pennsylvania 19406 Attention: Investor Relations, telephone: (508) 929-3640. We maintain a website at www.phiopharma.com. You may access our definitive proxy statements on Schedule 14A, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and periodic amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus. We have not authorized any one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

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LEGAL MATTERS

The validity of the shares of Common Stock offered hereby is being passed upon for us by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements of Phio Pharmaceuticals Corp. (the Company) as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 included in this Prospectus have been so included in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

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Phio Pharmaceuticals Corp.

Up to 1,928,337 Shares of Common Stock

PROSPECTUS

                , 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by us. All amounts are estimates except the SEC registration fee.

Amount to be paid
SEC registration fee	$643.60
Legal fees and expenses	30,000.00
Accounting fees and expenses	50,000.00
Printing and miscellaneous expenses	2,000.00

Total	$82,643.60

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

Our amended and restated certificate of incorporation provides that we will indemnify to the fullest extent authorized or permitted by the DGCL or any other applicable law as now or hereafter in effect any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she is or was a director of our corporation or by reason of the fact that such director, at our request, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity. Our amended and restated certificate of incorporation also provides that no amendment or repeal of the amended and restated certificate of incorporation will apply to or have any effect on any right to indemnification provided in the amended and restated certificate of incorporation with respect to any acts or omissions occurring prior to such amendment or repeal.

As permitted by the DGCL, our bylaws, as amended, provide that we will indemnify to the fullest extent authorized or permitted by applicable law as now or hereafter in effect any person who was or is made, or is threatened to be made, a party or is otherwise involved in any action, suit or proceeding (whether civil, criminal, administrative or investigative), by reason of the fact that he or she (or a person for whom he or she is the legal representative) is or was a director or officer of our corporation, is or was serving at our request as a director, officer, employee, member, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise.

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Consequently, no director of our corporation will be personally liable to our corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. However, notwithstanding the preceding sentence, a director will be liable to the extent provided by the DGCL (1) for any breach of the director’s duty of loyalty to our corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or for unlawful stock repurchases or redemption, or (4) for any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with each of our executive officers and directors. These agreements provide that, subject to limited exceptions and among other things, we will indemnify each of our executive officers and directors to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which a right to indemnification is available.

We also maintain insurance on behalf of any person who is or was our director, officer, trustee, employee or agent or serving at our request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, non-profit entity or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers, or persons who control us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit		Incorporated by Reference Herein
Number	Description	Form	Date

3.1	Amended and Restated Certificate of Incorporation of Phio Pharmaceuticals Corp.	Current Report on Form 8-K (File No. 001-36304)	November 19, 2018

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Phio Pharmaceuticals Corp.	Current Report on Form 8-K (File No. 001-36304)	January 14, 2020

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Phio Pharmaceuticals Corp.	Current Report on Form 8-K (File No. 001-36304)	January 25, 2023

3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Phio Pharmaceuticals Corp.	Current Report on Form 8-K (File No. 001-36304)	July 2, 2024

3.5	Certificate of Designation of Series D Preferred Stock, dated November 16, 2022.	Current Report on Form 8-K (File No. 001-36304)	November 16, 2022

3.7	Amended and Restated Bylaws of Phio Pharmaceutical Corp.	Current Report on Form 8-K (File No. 001-36304)	May 2, 2022

4.1	Form of Warrant.	Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-221173)	September 28, 2018

4.2	Form of Warrant.	Current Report on Form 8-K (File No. 001-36304)	February 6, 2020

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4.3	Form of Warrant.	Current Report on Form 8-K (File No. 001-36304)	April 2, 2020

4.4	Form of Common Stock Warrant.	Current Report on Form 8-K (File No. 001-36304)	January 25, 2021

4.5	Form of Placement Agent Warrant.	Current Report on Form 8-K (File No. 001-36304)	February 17, 2021

4.6	Form of Series A Common Stock Warrant.	Current Report on Form 8-K (File No. 001-36304)	April 20, 2023

4.7	Form of Series B Common Stock Warrant.	Current Report on Form 8-K (File No. 001-36304)	April 20, 2023

4.8	Form of Series A Common Stock Warrant.	Current Report on Form 8-K (File No. 001-36304)	June 2, 2023

4.9	Form of Series B Common Stock Warrant.	Current Report on Form 8-K (File No. 001-36304)	June 2, 2023

4.10	Form of Series A/B Warrant.	Current Report on Form 8-K (File No. 001-36304)	December 8, 2023

4.11	Form of Placement Agent Warrant.	Current Report on Form 8-K (File No. 001-36304)	December 8, 2023

4.12	Form of Series C/D Warrant.	Current Report on Form 8-K (File No. 001-36304)	July 12, 2024

4.13	Form of Placement Agent Warrant.	Current Report on Form 8-K (File No. 001-36304)	July 12, 2024

4.14	Form of Series E Warrant.	Current Report on Form 8-K (File No. 001-36304)	December 20, 2024

4.15	Form of Series F Warrant.	Current Report on Form 8-K (File No. 001-36304)	December 26, 2024

4.16	Form of Series G Warrant.	Current Report on Form 8-K (File No. 001-36304)	January 14, 2025

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4.17	Form of Series H Warrant.	Current Report on Form 8-K (File No. 001-36304)	January 15, 2025

4.18	Form of Series I Warrant.	Current Report on Form 8-K (File No. 001-36304)	January 17, 2025

4.19	Form of Series J/K Warrant.	Current Report on Form 8-K (File No. 001-36304)	July 30, 2025

4.20	Form of Placement Agent Warrant.	Current Report on Form 8-K (File No. 001-36304)	December 20, 2024

4.21	Form of Placement Agent Warrant.	Current Report on Form 8-K (File No. 001-36304)	December 26, 2024

4.22	Form of Placement Agent Warrant.	Current Report on Form 8-K (File No. 001-36304)	January 14, 2025

4.23	Form of Placement Agent Warrant.	Current Report on Form 8-K (File No. 001-36304)	January 15, 2025

4.24	Form of Placement Agent Warrant.	Current Report on Form 8-K (File No. 001-36304)	January 17, 2025

4.25	Form of Placement Agent Warrant.	Current Report on Form 8-K (File No. 001-36304)	July 30, 2025

4.26	Description of Securities Registered Pursuant to Section 12(b) of the Securities Exchange Act of 1934.	Annual Report on Form 10-K (File No. 001-36304)	April 1, 2024

5.1	Opinion of Hogan Lovells US LLP.*

10.1	Patent and Technology Assignment Agreement between RXi Pharmaceuticals Corporation (formerly RNCS, Inc.) and Advirna, LLC, effective as of September 24, 2011.	Registration Statement on Form S-1 (File No. 333-177498)	October 25, 2011

10.2	Phio Pharmaceuticals Corp. 2020 Long Term Incentive Plan, as amended and restated.#	Current Report on Form 8-K (File No. 001-36304)	June 21, 2024

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10.3	Form of Restricted Stock Unit Award under the Company’s 2020 Long Term Incentive Plan.#	Annual Report on Form 10-K (File. 001-36304)	March 25, 2021

10.4	Form of Nonqualified Stock Option Award under the Company’s 2020 Long Term Incentive Plan.#	Annual Report on Form 10-Q (File. 001-36304)	November 9, 2023

10.5	Phio Pharmaceuticals Corp. 2012 Long Term Incentive Plan.#	Quarterly Report on Form 10-Q (File No. 001-36304)	November 12, 2019

10.6	Form of Incentive Stock Option Award under the Company’s 2012 Long Term Incentive Plan, as amended.#	Registration Statement on Form S-1 (File No. 333-191236)	September 18, 2013

10.7	Form of Non-Qualified Stock Option Award under the Company’s 2012 Long Term Incentive Plan, as amended.#	Registration Statement on Form S-1 (File No. 333-191236)	September 18, 2013

10.8	RXi Pharmaceuticals Corporation Employee Stock Purchase Plan.#	Registration Statement on Form S-8 (File No. 333-277013)	August 24, 2018

10.9	Form of Indemnification Agreement.#	Quarterly Report on Form 10-Q (File No. 001-36304)	August 14, 2025
10.10	Employment Agreement, dated February 20, 2023, by and between Phio Pharmaceuticals Corp. and Robert Bitterman.#	Current Report on Form 8-K (File No. 001-36304)	February 22, 2023

10.11	First Amendment to the Employment Agreement of Robert J. Bitterman, dated March 25, 2025, by and between Phio Pharmaceuticals Corp. and Robert Bitterman.#	Annual Report on Form 10-K (File No. 001-36304)	March 31, 2025

10.12	Offer Letter, executed April 21, 2025, by and between Phio Pharmaceuticals Corp. and Lisa Carson.#	Current Report on Form 8-K (File No. 001-36304)	June 12, 2025

10.13	Separation Agreement and General Release of Claims, dated August 11, 2025, by and between Phio Pharmaceuticals Corp. and Robert M. Infarinato.#	Quarterly Report on Form 10-Q (File No. 001-36304)	August 14, 2025

10.14	Registration Rights Agreement, dated January 21, 2021, by and between the Company and the Purchasers signatory therein.	Current Report on Form 8-K (File No. 001-36304)	January 25, 2021

10.15	Form of Securities Purchase Agreement, dated April 18, 2023, by and between the Company and each of the Purchasers signatory thereto.	Current Report on Form 8-K (File No. 001-36304)	April 20, 2023

10.16	Form of Securities Purchase Agreement, dated May 31, 2023, by and between the Company and each of the Purchasers signatory thereto (Registered Direct Offering).	Current Report on Form 8-K (File No. 001-36304)	June 2, 2023

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10.17	Form of Securities Purchase Agreement, dated May 31, 2023, by and between the Company and each of the Purchasers signatory thereto (PIPE Private Placement).	Current Report on Form 8-K (File No. 001-36304)	June 2, 2023

10.18	Form of Registration Rights Agreement, dated May 31, 2023, by and between the Company and each of the Purchasers signatory thereto.	Current Report on Form 8-K (File No. 001-36304)	June 2, 2023

10.19	Form of Inducement Letter Agreement, dated July 11, 2024, by and between Phio Pharmaceuticals Corp. and the Holders.	Current Report on Form 8-K (File No. 001-36304)	July 12, 2024

10.20	Form of Securities Purchase Agreement, dated December 19, 2024, by and between Phio Pharmaceuticals Corp. and the each of the Purchasers signatory thereto.	Current Report on Form 8-K (File No. 001-36304)	December 20, 2024

10.21	Form of Securities Purchase Agreement, dated December 23, 2024, by and between Phio Pharmaceuticals Corp. and the each of the Purchasers signatory thereto.	Current Report on Form 8-K (File No. 001-36304)	December 26, 2024

10.22	Form of Securities Purchase Agreement, dated January 13, 2025, by and between Phio Pharmaceuticals Corp. and the each of the Purchasers signatory thereto.	Current Report on Form 8-K (File No. 001-36304)	January 14, 2025

10.23	Form of Securities Purchase Agreement, dated January 14, 2025, by and between Phio Pharmaceuticals Corp. and the each of the Purchasers signatory thereto.	Current Report on Form 8-K (File No. 001-36304)	January 15, 2025

10.24	Form of Securities Purchase Agreement, dated January 16, 2025, by and between Phio Pharmaceuticals Corp. and the each of the Purchasers signatory thereto.	Current Report on Form 8-K (File No. 001-36304)	January 17, 2025
10.25	Form of Inducement Letter Agreement, dated July 25, 2025, by and between Phio Pharmaceuticals Corp. and the Holders.	Current Report on Form 8-K (File No. 001-36304)	July 30, 2025

23.1	Consent of BDO USA, P.C., an Independent Registered Public Accounting Firm. *

23.2	Consent of Hogan Lovells US, LLP (included within Exhibit 5.1). *

24.1	Powers of Attorney (included on the signature page of Part II of the Registration Statement on Form S-1).*

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

107	Filing Fee Table *

*	Filed herewith.
#	Indicates a management contract or compensatory plan or arrangement.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Phio Pharmaceuticals Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on August 14, 2025.

PHIO PHARMACEUTICALS CORP.

By:	/s/ Robert Bitterman
Robert Bitterman
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Bitterman as attorney-in-fact, with power of substitution, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Robert J. Bitterman Robert J. Bitterman	President, Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2025

/s/ Lisa Carson Lisa Carson	Vice President, Finance and Administration (Principal Financial Officer and Principal Accounting Officer)	August 14, 2025

/s/ Patricia Bradford Patricia Bradford	Director	August 14, 2025

/s/ David H. Deming	Director	August 14, 2025
David H. Deming /s/ Robert L. Ferrara Robert L. Ferrara	Director	August 14, 2025

/s/ Jonathan E. Freeman Jonathan E. Freeman, Ph.D.	Director	August 14, 2025

/s/ Curtis A. Lockshin Curtis A. Lockshin, Ph.D.	Director	August 14, 2025

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